Exhibit 10.19

AMENDMENT NUMBER FIVE

TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment Number Five to Amended and Restated Credit Agreement (this “Amendment”) is entered into as of December 17, 2010, by and among SERVICESOURCE INTERNATIONAL, LLC, a Delaware limited liability company (“Borrower”), WELLS FARGO CAPITAL FINANCE, LLC (formerly known as Wells Fargo Foothill, LLC), as administrative agent (“Agent”), and the Lenders whose signatures appear on the signature pages hereof, in connection with that certain Amended and Restated Credit Agreement dated as of April 29, 2008, by and among Borrower, Agent and the Lenders (as amended, restated, extended, renewed, replaced or otherwise modified from time to time, the “Credit Agreement”), with respect to the following:

RECITALS

Borrower has requested that the Lender Group agree to certain amendments of the Credit Agreement; and

The Lender Group is willing to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, Borrower and the Lender Group hereby amend the Credit Agreement as follows:

1. DEFINITIONS. All initially capitalized terms used in this Amendment (including in the preamble and recitals) shall have the meanings ascribed to such terms in the Credit Agreement unless specifically defined herein.

AMENDMENTS.

(a) The following new definition is hereby added to Schedule 1.1 to the Credit Agreement in alphabetical order:

“Amendment Number Five Effective Date” means December 17, 2010.

(b) Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrower in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage at such time less $7,500,000, and (ii) the Credit Amount at such time less the Letter of Credit Usage at such time less the principal balance of the Term Loan at such time less $7,500,000.

(c) Section 6.16(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.16 Financial Covenants.

(a) Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio, measured on a fiscal quarter-end basis, less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period

0.20:1.00	For the 12 month period ending December 31, 2010

1.50:1.00	For the 12 month period ending March 31, 2011 and the 12 month period ending at the end of each quarter thereafter

REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to the Lender Group that all of Borrower’s representations and warranties set forth in the Credit Agreement are true, complete and accurate in all material respects as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date).

NO DEFAULTS OR EVENTS OF DEFAULT. Borrower hereby affirms to the Lender Group that no Default or Event of Default has occurred and is continuing as of the date hereof.

CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of:

(a) this Amendment duly executed by Borrower and the Required Lenders;

(b) an Acknowledgement of Guarantor duly executed by ServiceSource Inc. in the form attached hereto;

(c) Amendment Number Two to Amended and Restated Fee Letter duly executed by Borrower;

(d) Agent shall have received an amendment fee of $30,000 for the pro rata account of the Lenders executing this Amendment, which amendment fee of $30,000 may be credited by Borrower in full against the amendment fee negotiated by the parties with respect to the next amendment of the Credit Agreement which is anticipated to be completed during the first quarter of 2011; and

(e) such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

COSTS AND EXPENSES. Borrower shall pay to Agent all of Agent’s out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, search fees, filing and recording fees, documentation fees, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this

Amendment shall govern. In all other respects, the Credit Agreement, as amended and supplemented hereby, shall remain in full force and effect.

REPRESENTATIONS. Borrower represents and warrants to the Lender Group that (i) this Amendment has been duly authorized by its board of directors (or equivalent governing body), (ii) no consents are necessary from any third person for the execution, delivery or performance of this Amendment which have not already been obtained and a copy thereof delivered to Agent, and (iii) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability thereof against it may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally or by equitable principles of general application (whether considered in an action at law or in equity).

GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

MULTIPLE COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in multiple counterparts, each of which constitute an original, but all of which taken together shall constitute but one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

ELECTRONIC DELIVERY. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission shall be no less effective than delivery of a manually executed counterpart.

BINDING AGREEMENT. It is understood and agreed that this Amendment shall be binding upon and shall inure to the benefit of the Lender Group and Borrower, and their respective successors and assigns.

ENTIRE AGREEMENT. This Amendment represents the entire agreement and understanding concerning the subject matter hereof between the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions concerning the subject matter hereof, whether oral or written.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SERVICESOURCE INTERNATIONAL, LLC, as Borrower

By:	/s/ David Oppenheimer
Name:	David Oppenheimer
Title:	CFO

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WELLS FARGO CAPITAL FINANCE, LLC, as Agent and as a Lender

By:	/s/ Michael Ganann
Name:	Michael Ganann
Title:	Vice President

COMERICA BANK, as a Lender

By:	/s/ Kim Crosslin
Name:	Kim Crosslin
Title:	V.P

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

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